SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                  FORM 8-K


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                     Date of Report:  December 22, 1997



                               MEDIMMUNE, INC.
           (Exact name of registrant as specified in its charter)



                      Commission File Number:  0-19131




          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD      20878
     (Address of principal executive offices)       (Zip Code)


          Registrant's telephone number, including area code (301) 417-0770


                No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company.


                               MEDIMMUNE, INC.
                         Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated December 19, 1997:

             MEDIMMUNE REQUESTS MARKETING CLEARANCE OF MEDI-493

Gaithersburg, MD, December 19, 1997 -- MedImmune, Inc. (Nasdaq:MEDI) today announced that it has submitted a Biologic License Application (BLA) to the U.S. Food and Drug Administration (FDA) requesting marketing clearance of MEDI-493 (palivizumab). The Company also announced that it has selected SynagisT as the trade name for the product. Palivizumab is a humanized monoclonal antibody being developed by MedImmune for prevention of serious respiratory syncytial virus (RSV) disease in infants and young children.

"Submission of the palivizumab BLA to the FDA is an important milestone for MedImmune. This submission is the culmination of more than eight years of research and development effort by our employees and collaborators," commented Wayne T. Hockmeyer, Ph.D., Chairman and Chief Executive Officer. "We are grateful to each of them for their contributions and dedication to this effort. We also hope that the many parents and children who participated in the clinical trials of palivizumab share our pride in what has been accomplished and our excitement about the potential for their efforts to benefit thousands more children and their parents in the future."

On July 16, 1997, MedImmune reported preliminary results of a randomized, double-blind, placebo-controlled Phase 3 clinical trial known as "IMpact-RSV" evaluating the ability of palivizumab to prevent serious RSV disease in high-risk infants and children. Analysis of the results suggested that palivizumab reduced the incidence of RSV-associated hospitalizations by fifty-five percent (p=0.00004). IMpact-RSV was conducted at 139 clinical centers in the United States, Canada and the United Kingdom. The study included
1,502 high-risk infants who were either less than six months of age with a history of prematurity (i.e., less than or equal to 35 weeks gestation) or less than twenty-four months of age with a serious lung condition called bronchopulmonary dysplasia (BPD). In the Company's analysis, certain of the secondary endpoints also reached statistical significance including RSV hospital days, RSV ICU admissions and RSV hospital days with increased supplemental oxygen. Data are subject to full review by regulatory authorities before a definitive assessment of the safety and efficacy of palivizumab can be made.

RSV is the most common cause of lower respiratory infections in infants and children worldwide. RSV outbreaks typically occur during the late fall, winter and early spring. Healthy children and individuals with adequate immune systems often acquire a benign chest cold when infected with RSV. In contrast, premature infants and children with BPD are at increased risk for acquiring severe RSV disease (pneumonia and bronchiolitis), often requiring hospitalization. In the United States alone, over 90,000 children are hospitalized and 4,500 die from RSV disease annually. The cost of treating a high-risk child hospitalized for RSV can be over $70,000.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune currently markets two products through its hospital-based sales force and has five new product candidates in clinical trials. MedImmune expects to file a supplement to its BLA for additional manufacturing capacity utilizing Boehringer Ingelheim's Thomae facility in Biberach, Germany. Product manufactured at the Thomae facility will be required to supplement the launch if palivizumab is approved by regulatory authorities. MedImmune is located in Gaithersburg, MD.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission. MedImmune cautions that there can be no assurance that palivizumab will be licensed for marketing by regulatory authorities.

(REGISTRANT)      MEDIMMUNE, INC.




BY (SIGNATURE)    /s/ David M. Mott
(NAME AND TITLE)  David M. Mott, President and Chief Operating Officer
                                (Principal financial and accounting officer)
(DATE)            December 22, 1997